Exhibit 107

Calculation of Filing Fee Table

Form F-4

(Form Type)

PS International Group Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(6)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee(2)(4)
Fees to be Paid	Equity	Ordinary shares(2)	457(c), 457(f)(1)	5,711,650	(2)	$11.53	(3)	$65,855,324.50	(3)	0.0001476	$9,720.25
	Equity	Ordinary shares(4)	457(f)(2)	20,000,000	(4)	$—		$12,912,033.00	(5)	0.0001476	$1,905.82
	Total Offering Amounts							$78,767,357.50			$11,626.07
	Total Fees Previously Paid										—
	Net Fee Due										$11,626.07

(1)	All securities being registered will be issued by PS International Group Ltd., a Cayman Islands exempted company (“Pubco”). In connection with the Business Combination (the “Business Combination”) described in the registration statement on Form F-4 (the “Registration Statement”), which includes a proxy statement of AIB (as defined below) and a prospectus of Pubco, among other things, AIB Acquisition Corporation, a Cayman Islands exempted company (“AIB”), will merge with PSI Merger Sub II Limited (“PSI Merger Sub II”), a Cayman Islands exempted company and a direct wholly owned subsidiary of Pubco, with AIB continuing as the surviving company (“Second Merger”), as a result of which, among other things, AIB becomes a wholly-owned subsidiary of the Pubco and the each ordinary share of AIB outstanding immediately prior to the Second Merger Effective Time (as defined in the Business Combination Agreement) shall be canceled by virtue of the Second Merger and converted automatically into the right to receive one (1) ordinary share of Pubco (“Pubco Ordinary Share”). Unless otherwise defined herein, the capitalized terms used herein are defined in the Registration Statement.

(2)	Represents (i) 1,847,301 Pubco Ordinary Shares issuable to AIB Public Shareholders in exchange for the sum of 984,801 AIB Shares held by AIB Public Shareholders and 862,500 AIB Shares underlying AIB Public Rights, (ii) 2,501,875 Pubco Ordinary Shares issuable to the Sponsor in exchange for the Founder Shares and AIB Shares underlying Private Placement Units held by the Sponsor, (iii) 34,562 Pubco Ordinary Shares issuable to the Sponsor in exchange for the 34,562 AIB Class A Ordinary Shares underlying the Private Rights held by the Sponsor, (iv) 82,225 Pubco Ordinary Shares issuable to Maxim in exchange for the 82,225 Representative Shares held by Maxim, (v) 43,125 Pubco Ordinary Shares issuable to Maxim in exchange for the 43,125 AIB Shares underlying the Private Placement Units held by Maxim, (vi) 4,312 Pubco Ordinary Shares issuable to Maxim in exchange for the 4,312 AIB Class A Ordinary Shares underlying the Private Rights held by Maxim, (vii) 301,875 Deferred Underwriting Shares issuable to Maxim, (viii) 200,000 Pubco Ordinary Shares issuable to Maxim as buy-side advisory fees, (ix) 200,000 Pubco Ordinary Share issuable to the financial advisor of PSI Group Holdings Ltd (“PSI”) as service fees, (x) 22,000 Pubco Ordinary Shares issuable to Sponsor underlying the conversion units held by the Sponsor, and (xi) 474,375 Pubco Ordinary Shares issuable to Maxim underlying the Unit Purchase Option held by Maxim.

(3)	Pursuant to Rules 457(c) and Rule 457(f)(1) under the Securities Act of 1933, as amended (“Securities Act”), solely for the purposes of calculating the registration fee and based on the average of the bid and asked price of AIB Class A Ordinary Shares as reported on the OTC Markets under the ticker “AIBAF” on May 28, 2024, which is within five business days prior to the filing date of the Registration Statement.

(4)	Represents 20,000,000 Pubco Ordinary Shares issuable to the shareholders of PSI.

(5)	Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act. PSI is a private company, no market exists for its securities, and it does not have an accumulated deficit. Therefore, the proposed maximum aggregate offering price is equal to the book value of the ordinary shares of PSI expected to be exchanged in the Business Combination. As disclosed in the Registration Statement, the book value of the ordinary shares of PSI as of December 31, 2023 was US$12,912,033.

(6)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.